Exhibit 10.1

SHAREHOLDERS’ AGREEMENT

BY AND BETWEEN

THE MARCUS CORPORATION

AND

SOUTHERN MARGIN LOAN SPV LLC

DATED AS OF FEBRUARY 1, 2019

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS

SECTION 1.01.	Defined Terms	2
SECTION 1.02.	Other Interpretive Provisions	7

ARTICLE II

REGISTRATION RIGHTS

SECTION 2.01.	Initial Registration Statement	7
SECTION 2.02.	Piggyback Registration	9
SECTION 2.03.	Secondary Underwritten Offering Request	10
SECTION 2.04.	Periodic Disposition of Shares	11
SECTION 2.05.	Black-out Periods	14
SECTION 2.06.	Registration Procedures	14
SECTION 2.07.	Underwritten Offerings	19
SECTION 2.08.	Registration Expenses	20
SECTION 2.09.	Indemnification	21
SECTION 2.10.	Rule 144	23

ARTICLE III

LOCKUP AND RESTRICTIONS

SECTION 3.01.	Restrictions on Transfer	23

ARTICLE IV

STANDSTILL

SECTION 4.01.	Standstill	24

ARTICLE V

MISCELLANEOUS

SECTION 5.01.	Term	27
SECTION 5.02.	Injunctive Relief	27
SECTION 5.03.	Attorneys’ Fees	27
SECTION 5.04.	Amendment; Waivers	27
SECTION 5.05.	Disclosure of Agreement	28
SECTION 5.06.	Notices	28

i

ii

SHAREHOLDERS’ AGREEMENT

THIS SHAREHOLDERS’ AGREEMENT (this “Agreement”), dated as of February 1, 2019, is made by and between The Marcus Corporation, a Wisconsin corporation (“Marcus”) and Southern Margin Loan SPV LLC, a Delaware limited liability company (“Southern Margin”). Capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the Purchase Agreement (as defined below).

WITNESSETH:

WHEREAS, Marcus, MMT Texny, LCC, a Texas limited company (“MMT Texny”), MMT Lapagava, LLC, a Wisconsin limited liability company (“MMT Lapagava” and, together with MMT Texny, “Buyer”), VSS-Southern Theatres LLC, a Delaware limited liability company (“Parent”), Movie Tavern, Inc., a Texas corporation (“Movie Tavern, Inc.”), Movie Tavern Theatres, LLC, a Louisiana limited liability company (“Movie Tavern LLC”), TGS Beverage Company, LLC, a Texas limited liability company (“TGS”, and together with Movie Tavern, Inc. and Movie Tavern LLC, the “Companies”, and each separately, a “Company”), and Parent entered into that certain Asset Purchase Agreement dated as of November 1, 2018 and amended as of January 31, 2019 (the “Purchase Agreement”), pursuant to which Parent and the Companies have agreed to sell to Buyer, all of Parent’s and the Companies’ right, title and interest in and to all of the Purchased Assets, and Buyer has agreed to assume the Assumed Liabilities;

WHEREAS, in partial consideration for Buyer’s purchase of the Purchased Assets, Marcus has agreed to issue to Southern Margin up to 2,450,000 shares of Marcus’ common stock, $1.00 par value (“Common Stock”), of which 2,292,944 shares (the “Issued Shares”) are being issued to Southern Margin in the form of Unrestricted DTC Stock to an account at Morgan Stanley that Parent has designated, and 157,056 shares (the “Escrowed Shares”) are being issued to Southern Margin and deposited into a third-party escrow account maintained by the Escrow Agent under the Escrow Agreement to secure certain post-closing indemnification obligations of Parent and the Companies to Buyer under the Purchase Agreement, all as more particularly set forth in this Agreement and the Purchase Agreement;

WHEREAS, the parties desire to set forth certain registration rights and other agreements in respect of the Shares (as defined below) issued to Southern Margin by Marcus.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1

ARTICLE I

DEFINITIONS

SECTION 1.01.        Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information that, in Marcus’ good faith judgment: (a) would be required to be made in (including through incorporation by reference) any Registration Statement filed with the SEC by Marcus so that such Registration Statement would not be materially misleading; (b) would not be required to be made at such time but for the filing and/or use of such Registration Statement; and (c) Marcus has a bona fide business purpose for not disclosing publicly.

“Agreement” has the meaning set forth in the preamble.

“Affiliate” has the meaning specified in Rule 12b-2 under the Exchange Act; provided that no Holder shall be deemed an Affiliate of Marcus or any of its subsidiaries for purposes of this Agreement. The term “Affiliated” has a correlative meaning.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 of the Securities Act.

“Beneficial Owner” has the meaning set forth in Section 4.01(f).

“Board of Directors” means the board of directors of Marcus.

“Business Combination” has the meaning set forth in Section 3.01(b).

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York and New Orleans, Louisiana are open for the general transaction of business.

“Buyer” has the meaning set forth in the preamble and shall include Buyer’s successors by merger, acquisition, reorganization, conversion or otherwise.

“Closing Price” means, on the most recent Trading Day, the closing sale price per share of Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such Trading Day as reported in the composite transactions table for the New York Stock Exchange.

“Common Stock” has the meaning set forth in the recitals.

“Companies” has the meaning set forth in the recitals and shall include each Company’s successors by merger, acquisition, reorganization, conversion or otherwise.

“Counterparty” has the meaning set forth in Section 4.01(g).

“Derivatives Contract” has the meaning set forth in Section 4.01(g).

“Escrow Agent” means U.S. Bank National Association, as escrow agent under the Escrow Agreement.

2

“Escrow Agreement” means the escrow agreement, dated effective as of the date hereof, by and among MMT Texny, MMT Lapagava, Marcus, Parent and the Escrow Agent.

“Escrow Shares” has the meaning set forth in the preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc. (formerly known as the National Association of Securities Dealers).

“Fifth Share Disposition Window” has the meaning set forth in Section 2.04(e).

“First Share Disposition Window” has the meaning set forth in Section 2.04(a).

“Fourth Share Disposition Window” has the meaning set forth in Section 2.04(d).

“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 433 under the Securities Act.

“Holder” means any Person who is a party hereto who is at the applicable time a holder of Shares.

“Initial Overnight Transaction Share Amount” has the meaning set forth in Section 2.04(a)(i).

“Initial Registration Statement” means the Automatic Shelf Registration Statement, including the Prospectus forming a part thereof, that Marcus is filing with the SEC on the date of this Agreement to Register all of the Shares in accordance with the Purchase Agreement, including all related Prospectus, amendments and supplements to such Automatic Shelf Registration Statement, including pre- and post-effective amendments, and all exhibits to, and all material incorporated by reference in, such Automatic Shelf Registration Statement.

“Lock-up Restrictions” has the meaning set forth in Section 3.01(a).

“Loss” and “Losses” has the meaning set forth in Section 2.09(a).

“Marcus” has the meaning set forth in the preamble and shall include Marcus’ successors by merger, acquisition, reorganization, conversion or otherwise.

“Marcus Public Sale” has the meaning set forth in Section 2.02(a).

“Margin Loan” means any and all amounts owed by (a) Southern Margin, as borrower, or (b) VSS IV SPV LP, a Delaware limited partnership, VSS IV SPV Parallel LP, a Delaware limited partnership, and VSS IV SPV Parallel II LP, a Delaware limited partnership, as guarantors (“Guarantors”) to certain third-party lenders, pursuant to that certain Margin Loan Agreement, dated as of February 1, 2019, by and among Southern Margin, Guarantors and each lender as set forth in Schedule I therein and each lender from time to time party thereto.

3

“Margin Loan Issuer Agreement” means that certain Margin Loan Issuer Agreement dated as of February 1, 2019, by and among Southern Margin, Morgan Stanley and Marcus.

“MMT Lapagava” has the meaning set forth in the preamble and shall include MMT Lapagava’s successors by merger, acquisition, reorganization, conversion or otherwise

“MMT Texny” has the meaning set forth in the preamble and shall include MMT Texny’s successors by merger, acquisition, reorganization, conversion or otherwise

“Movie Tavern, Inc.” has the meaning set forth in the recitals and shall include Movie Tavern, Inc.’s successors by merger, acquisition, reorganization, conversion or otherwise.

“Movie Tavern LLC” has the meaning set forth in the recitals and shall include Movie Tavern LLC’s successors by merger, acquisition, reorganization, conversion or otherwise.

“Notional Common Stock” has the meaning set forth in Section 4.01(g).

“Opt-Out Notice” has the meaning set forth in Section 2.02(a).

“Overnight Transaction” means an Underwritten Offering of Shares registered pursuant to the Initial Registration Statement and held by a Holder that is commenced after the close of trading on one Trading Day and priced before the open of trading on the next succeeding Trading Day.

“Parent” has the meaning set forth in the preamble and shall include Parent’s successors by merger, acquisition, reorganization, conversion or otherwise.

“Participating Holder” means, with respect to any Registration, any Holder of Shares covered by the applicable Registration Statement.

“Permitted Hedging Transactions” means any instrument, contract, derivative or transaction now existing or hereafter entered into by Southern Margin or any of its subsidiaries that are entered into for bona fide hedging purposes with respect to the Registrable Securities and not for speculative purposes and shall include, without limitation, any equity swap, equity option, equity future contract, equity put contract, derivative transaction, total return swap, cap transaction, floor transaction, collar transaction, forward transaction, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof.

“Person” means any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Piggyback Registration” has the meaning set forth in Section 2.02(a).

4

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Purchase Agreement” has the meaning set forth in the preamble.

“Receiving Party” has the meaning set forth in Section 4.01(g).

“Registered Block Trade” means a sale of Shares registered pursuant to the Initial Registration Statement and held by a Holder in a single transaction to any Person other than an underwriter, with a purchase price (after giving effect to any discounts) greater than $200,000.

“Registrable Securities” means any shares of Common Stock (whether now held or hereafter acquired) (including any issuable or issued upon exercise, exchange or conversion of any Share Equivalents) and any securities that may be issued or distributed or be issuable in respect of any share of Common Stock by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (a) to the extent a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, or (b)  to the extent that such securities cease to be outstanding.

“Registration” means a registration with the SEC of Marcus’ securities for offer and sale to the public under a Registration Statement. The term “Register” shall have a correlative meaning.

“Registration Expenses” has the meaning set forth in Section 2.08(a).

“Registration Statement” means any registration statement of Marcus filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“Secondary Underwritten Offering” has the meaning set forth in Section 2.03(a).

“Secondary Underwritten Offering Request” has the meaning set forth in Section 2.03(a).

“SEC” means the United States Securities and Exchange Commission.

5

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Second Share Disposition Window” has the meaning set forth in Section 2.04(b).

“Share Disposition Windows” means, collectively, each of (a) the First Share Disposition Window, (b) the Second Share Disposition Window, (c) the Third Share Disposition Window, (d) the Fourth Share Disposition Window, and (e) the Fifth Share Disposition Window, and each individually, a “Share Disposition Window”.

“Share Equivalents” means securities (including, without limitation, warrants, options or convertible securities) exercisable, exchangeable or convertible into Shares.

“Shares” means the Registerable Securities that Marcus has agreed to issue to the Holders pursuant to the Purchase Agreement (including the Issued Shares and, subject to Section 5.16, the Escrowed Shares) and any other equity interests in Marcus, issued or issuable with respect to such Registerable Securities by way of a stock dividend or distribution payable thereon or stock split, reverse stock split, recapitalization, reclassification, reorganization, exchange, subdivision or combination thereof.

“Shelf Period” has the meaning set forth in Section 2.01(a).

“Shelf Registration” means a Registration effected pursuant to Section 2.01.

“Shelf Registration Statement” means a Registration Statement of Marcus filed with the SEC on (i) Form S-3 (or any successor form or other appropriate form under the Securities Act), or (ii) if Marcus is not permitted to file a Registration Statement on Form S-3, a Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case, for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the applicable Registrable Securities.

“Shelf Suspension” has the meaning set forth in Section 2.01(b).

“Southern Margin” has the meaning set forth in the preamble.

“Standstill Period” has the meaning set forth in Section 4.01(a).

“Subsidiary” means, with respect to any Person, any other Person of which such Person, directly or indirectly, owns at least 50% of the voting stock or other voting equity interests of such other Person.

“TGS” has the meaning set forth in the recitals and shall include TGS’s successors by merger, acquisition, reorganization, conversion or otherwise.

“Third Share Disposition Window” has the meaning set forth in Section 2.04(c).

6

“Trading Day” means a day on which trading in the Common Stock generally occurs and a Closing Price for the Common Stock is available on the New York Stock Exchange.

“Transfer” means any offer, pledge, encumbrance, hypothecation, mortgage sale, contract to sell, grant of an option to purchase, short sale, assignment, transfer, exchange, gift (outright or in trust), bequest, or other disposition (with or without consideration), direct or indirect, in whole or in part, by operation of law or otherwise, but shall not include any Permitted Hedging Transactions. The terms “Transferred”, “Transferring”, “Transferor”, “Transferee” and “Transferable” have meanings correlative to the foregoing.

“Underwritten Offering” means a Registration in which Registrable Securities are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

“Unrestricted DTC Stock” means Shares held through the facilities of The Depository Trust Company in book-entry form under an unrestricted CUSIP (which shall be the same CUSIP as the listed common stock of Marcus), free from any and all restrictive legends and stop transfer orders.

“WKSI” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act.

SECTION 1.02.        Other Interpretive Provisions. The meanings of defined terms are equally applicable to the singular and plural forms thereof.

(a)          The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection, Section, Exhibit, Schedule and Annex references are to this Agreement unless otherwise specified.

(b)          The term “including” is not limiting and means “including without limitation.”

(c)          The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(d)          Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE II

REGISTRATION RIGHTS

SECTION 2.01.         Initial Registration Statement.

(a)          Continued Effectiveness. Subject to Sections 2.01(b) and 2.01(c), Marcus shall use commercially reasonable efforts to keep the Initial Registration Statement continuously effective under the Securities Act to permit the Prospectus forming a part thereof to be usable by Holders until the date as of which all Shares have been sold pursuant to the Initial Registration Statement or sold pursuant to another Registration Statement filed under the Securities Act (such period of effectiveness, the “Shelf Period”).

7

(b)          Suspension of Registration. At any time that the Initial Registration Statement is effective and the Holders have a current intention to effect an offering of all or part of their Shares included in the Initial Registration Statement, the Holders shall deliver a written notice to Marcus stating such intention at least five (5) Business Days prior to the commencement of such offering. If the continued use of the Initial Registration Statement at such time would (i) render Marcus unable to comply with requirements under the Securities Act or Exchange Act or the rules promulgated thereunder or (ii) require Marcus to make an Adverse Disclosure, Marcus may, upon giving prompt written notice of such action signed by a senior executive of Marcus to the Holders, suspend use of the Initial Registration Statement (a “Shelf Suspension”); provided that Marcus shall not be permitted to exercise a Shelf Suspension (A) at any time during the six (6) month period immediately following the date of this Agreement, other than pursuant to clause (i) or (ii) above, (B) for a period exceeding sixty (60) continuous days, or (C) in excess of ninety (90) days in any calendar year. In the case of a Shelf Suspension, the Holders agree to immediately suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Shares, upon receipt of the notice referred to above. Marcus shall immediately notify the Holders upon the termination of any Shelf Suspension, amend or supplement the Prospectus (including through the filing of a current report on Form 8-K), if necessary, so it does not contain any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request. Marcus shall use commercially reasonable efforts to take such other reasonable actions (including, causing such securities to be listed or quoted on a national securities exchange) as may be reasonably necessary to facilitate the resale of Shares pursuant to the Initial Registration Statement.

(c)          Amendment to Initial Registration Statement; Change to WKSI Status. If, prior to the sale of all of the Shares by the Holders, Marcus determines that the price of the Common Stock as listed on the New York Stock Exchange is anticipated to fall to such a level so that there will be no date within sixty (60) days of the timely filing of the Marcus Form 10-K that the price of the Marcus Common Stock will qualify Marcus as a WKSI, then Marcus shall, (i) prior to the filing of the Marcus Form 10-K, file a post-effective amendment to the Initial Registration Statement to (A) register the remaining unsold Shares, (B) pay the fees associated therewith, and (C) include any information that was previously omitted from the Initial Shelf Registration Statement in reliance upon General Instruction I.D. of Form S-3 that is required to be included for non-WKSI registrants, and (ii) promptly after the filing of the Marcus Form 10-K (x) file a post-effective amendment to the Initial Registration Statement, or (y) file a new Shelf Registration Statement to convert the Initial Registration Statement from an Automatic Shelf Registration Statement to a non-automatic Shelf Registration Statement in accordance with the Securities Act.

(d)          Filing of Initial Registration Statement. Marcus shall file with the SEC the Initial Registration Statement concurrently with the execution and delivery of this Agreement unless such Initial Registration Statement shall have previously been filed.

8

SECTION 2.02.         Piggyback Registration.

(a)          Participation. After the filing and effectiveness of the Initial Registration Statement, and to the extent that the Holders continue to hold Shares, if Marcus proposes to file (i) a Registration Statement other than the Initial Registration Statement, or (ii) a Prospectus supplement to an effective Shelf Registration Statement and Holders may be included in the offering to which such Prospectus supplement relates without the filing of a post-effective amendment to such Registration Statement, with respect to any offering of its equity securities for cash for its own account or for the account of any other Persons (other than (A) a Registration on Form S-4 or S-8 or any successor form to such Forms or (B) a Registration of securities solely relating to an offering and sale to employees or directors of Marcus pursuant to any employee stock plan or other employee benefit plan arrangement) (a “Marcus Public Sale”), then, as soon as reasonably practicable (but in no event later than five (5) Business Days prior to such filing), Marcus shall give written notice of such proposed filing to the Holders, and such notice shall offer the Holders the opportunity to Register under such Registration Statement such number of Shares as each such Holder may request in writing, subject to the restrictions on Transfer contained in Article III (a “Piggyback Registration”). Subject to Section 2.02(b), Marcus shall include in such Registration Statement all such Shares that are requested to be included therein within fifteen (15) days after the receipt by such Holders of any such notice; provided, that if at any time after giving written notice of its intention to Register any securities and prior to the effective date of the Registration Statement filed in connection with such Registration Marcus shall determine for any reason not to Register or to delay Registration of such securities, then Marcus shall give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities or Shares in connection with such Registration, and (ii) in the case of a determination to delay Registering, shall be permitted to delay Registering any Shares for the same period as the delay in Registering such other securities. If the offering pursuant to such Registration Statement is to be underwritten, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.02(a) must, and Marcus shall use commercially reasonable efforts to make such arrangements with the managing underwriter or underwriters so that each such Holder may, participate in such Underwritten Offering subject to the terms and conditions of this Agreement. If the offering pursuant to such Registration Statement is to be on any other basis, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.02(a) must, and Marcus shall use commercially reasonable efforts to make such arrangements so that each such Holder may, participate in such offering on such basis subject to the terms and conditions of this Agreement. Each Holder shall be permitted to withdraw all or part of its Shares from a Registration (including a Piggyback Registration). Any Holder may deliver written notice (an “Opt-Out Notice”) to Marcus requesting that such Holder not receive notice from Marcus of any proposed Marcus Public Sale; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), Marcus shall not be required to deliver any notice to such Holder pursuant to this Section 2.02(a) and such Holder shall no longer be entitled to participate in a Piggyback Registration pursuant to this Section 2.02(a).

9

(b)          Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Piggyback Registration informs Marcus in writing that, in its or their opinion, the number of securities which such Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, 100% of the securities proposed to be sold in such Registration by Marcus or any Person (other than a Holder) exercising a contractual right to demand Registration, as the case may be, proposes to sell, (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Shares that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated pro rata among the Holders that have requested to participate in such Registration based on the relative number of Shares then held by each such Holder (provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner), and (iii) third, and only if all of the Shares referred to in clause (ii) have been included in such Registration, any other securities eligible for inclusion in such Registration.

SECTION 2.03.         Secondary Underwritten Offering Request.

(a)          During such times as the Holders own Shares, each Holder shall have the right, exercisable by delivering written notice to Marcus (a “Secondary Underwritten Offering Request”), to request that Marcus facilitate an opportunity for such Holder to sell all or part of such Holder’s Shares by means of a secondary Underwritten Offering that is not an Overnight Transaction (a “Secondary Underwritten Offering”). The Secondary Underwritten Offering Request shall set forth the number of Shares that such Holder requests to include in such Secondary Underwritten Offering. Marcus may accept or reject any Secondary Underwritten Offering Request and, in the event Marcus agrees to conduct a Secondary Underwritten Offering, may reduce the number of Shares included in such Secondary Underwritten Offering in its sole and absolute discretion. Notwithstanding any provision of this Agreement to the contrary, to the extent that Marcus intends to conduct a Secondary Underwritten Offering as a result of a Secondary Underwritten Offering Request delivered pursuant to this Section 2.03, the Holder or Holders that delivered such Secondary Underwritten Offering Request (i) shall bear the entirety of any discounts to the Closing Price and all underwriting fees and applicable discounts, and (ii) agree and acknowledge that Marcus shall be entitled to select the managing underwriter or underwriters to administer such Secondary Underwritten Offering. Each Holder shall be permitted to withdraw all or part of its Shares from a Secondary Underwritten Offering. Any Holder may deliver an Opt-Out Notice to Marcus requesting that such Holder be excluded from any Secondary Underwritten Offering; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), such Holder shall no longer be entitled to sell its Shares in any Secondary Underwritten Offering pursuant to this Section 2.03.

10

(b)          Priority of Secondary Underwritten Offering. If the managing underwriter or underwriters of any proposed Secondary Underwritten Offering informs Marcus in writing that, in its or their opinion, the number of securities which such Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, 100% of the Shares proposed to be sold in such Registration by the Holders, (ii) second, and only if all the securities referred to in clause (i) have been included, the number of securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated pro rata among Marcus and any Person (other than a Holder) exercising a contractual right to demand Registration, as the case may be, and (iii) third, and only if all of the Shares referred to in clause (ii) have been included in such Secondary Underwritten Offering, any other securities eligible for inclusion in such Secondary Registered Offering.

SECTION 2.04.         Periodic Disposition of Shares. In addition to the Holders’ rights to sell their Shares pursuant to Sections 2.02 and 2.03, during such time as the Holders own Shares, the Holders shall be permitted to sell all or any part of their Shares included in the Initial Registration Statement at such times and in the manner set forth below:

(a)          First Share Disposition Window. During the period of time commencing on the first Business Day following the date of this Agreement and continuing through February 12, 2019, and the period of time commencing February 21, 2019 and continuing through March 28, 2019 (together, the “First Share Disposition Window”) (provided that if the closing set forth in the Purchase Agreement does not occur on or prior to March 27, 2019, the First Share Disposition Window shall be deemed to include the time period set forth in the definition of “Second Share Disposition Window”):

(i)          the Holders may collectively offer and sell up to 1,200,000 Shares (the “Initial Overnight Transaction Share Amount”) pursuant to a single Overnight Transaction; provided, however, that, if the market demand for the Shares would reasonably be expected to support an offer and sale of up to 1,500,000 Shares in a single Overnight Transaction without resulting in an adverse impact on the Trading Price for the Common Stock, then the Holders may increase the Initial Overnight Transaction Share Amount to a number of Shares in excess of 1,200,000 but no more than 1,500,000 Shares and the Holders may collectively offer and sell up to such increased number of Shares pursuant to a single Overnight Transaction;

(ii)         it is understood that in addition to the Initial Overnight Transaction Share Amount the underwriters have committed to purchase, the underwriting agreement may grant the underwriters an option to purchase a number of additional shares (the “Overallotment Option Shares”) equal to up to 15% of the Initial Overnight Transaction Share Amount; and

(iii)        if the Holders are unable to sell 1,500,000 Shares during the First Disposition Window pursuant to a single Overnight Transaction, then the Holders may collectively offer and sell pursuant to one or more Registered Block Trades up to the lesser of (x) 250,000 Shares, and (y) the unsold portion of Initial Overnight Transaction Share Amount.

11

(b)          Second Share Disposition Window. During the period of time commencing on April 26, 2019 and continuing through June 27, 2019 (the “Second Share Disposition Window”) (provided that if closing set forth in the Purchase Agreement does not occur on or prior to March 27, 2019, the Second Share Disposition Window shall be deemed to include the time period set forth in the definition of “Third Share Disposition Window”):

(i)          the Holders may collectively offer and sell up to 725,000 Shares pursuant to a single Overnight Transaction; and

(ii)         if the Holders are unable to sell 725,000 Shares during the Second Disposition Window pursuant to a single Overnight Transaction, then the Holders may collectively offer and sell pursuant to one or more Registered Block Trades up to the number of Shares equal to the lesser of (x) 250,000 Shares, and (y) the unsold portion of such 725,000 Shares.

(c)          Third Share Disposition Window. During the period of time commencing on July 26, 2019 and continuing through September 26, 2019 (the “Third Share Disposition Window”) (provided that if the closing set forth in the Purchase Agreement does not occur on or prior to March 27, 2019, the Third Share Disposition Window shall be deemed to include the time period set forth in the definition of “Fourth Share Disposition Window”):

(i)          the Holders may collectively offer and sell up to 725,000 Shares pursuant to a single Overnight Transaction; and

(ii)         if the Holders are unable to sell 725,000 Shares during the Third Disposition Window pursuant to a single Overnight Transaction, then the Holders may collectively offer and sell pursuant to one or more Registered Block Trades up to the number of Shares equal to the lesser of (x) 250,000 Shares, and (y) the unsold portion of such 725,000 Shares.

(d)          Fourth Share Disposition Window. During the period of time commencing on October 24, 2019 and continuing through December 26, 2019 (the “Fourth Share Disposition Window”) (provided that if the closing set forth in the Purchase Agreement does not occur on or prior to March 27, 2019, the Fourth Share Disposition Window shall be deemed to be February 20, 2020 through March 26, 2020):

(i)          the Holders may collectively offer and sell up to 725,000 Shares pursuant to a single Overnight Transaction; and

(ii)         if the Holders are unable to sell 725,000 Shares during the Fourth Disposition Window pursuant to a single Overnight Transaction, then the Holders may collectively offer and sell pursuant to one or more Registered Block Trades up to the number of Shares equal to the lesser of (x) 250,000 Shares, and (y) the unsold portion of such 725,000 Shares.

12

(e)          Fifth Share Disposition Window. After December 26, 2019 and continuing until all of the Shares owned by the Holders have been sold (the “Fifth Share Disposition Window”) (provided that if the closing set forth in the Purchase Agreement does not occur on or prior to March 27, 2019, the Fifth Share Disposition Window shall refer to the period after March 26, 2020 and continuing until all of the Shares owned by the Holders have been sold), the Holders shall collectively offer and sell their Shares pursuant to Registered Block Trades in an amount not to exceed 250,000 Shares per Registered Block Trade; provided, that the Holders shall not conduct more than one Registered Block Trade within ninety (90) days of any other Registered Block Trade during the Fifth Share Disposition Window.

(f)           Large Accelerated Filer Status; Share Disposition Windows. If, at any time while the Holders still hold Shares, Marcus becomes a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, then, upon written notice delivered by Marcus to the Holders, all Share Disposition Windows that have not expired shall be amended to reflect the period of time commencing on the date that Marcus releases its earnings for the preceding fiscal quarter and ending on the last Trading Day of the then-current fiscal quarter, except that the Fifth Share Disposition Window shall be amended to reflect the period of time commencing upon the expiration of the Fourth Share Disposition Window and ending on the date on which all Shares owned by the Holders have been sold in accordance with Section 2.04(e) above.

(g)          Disposition Restrictions. Notwithstanding any other provision of this Agreement to the contrary, unless otherwise approved in writing by Marcus, the Holders shall not, and shall prohibit any Person from:

(i)          conducting any Overnight Transaction where the price paid by the underwriter to a Holder to acquire Shares is less than 90% of the Closing Price for the preceding Trading Day; and

(ii)         conducting any Registered Block Trade where the price paid by the purchaser of Shares to a Holder to acquire Shares is less than 95% of the Closing Price for the preceding Trading Day.

(h)          Allocation of Proceeds.

(i)          The Holders shall deposit with the Escrow Agent pursuant to the Purchase Agreement and the Escrow Agreement an amount of proceeds of the first Overnight Transaction consummated during the First Share Disposition Window equal to the lesser of (i) $10,000,000 and (ii) the aggregate amount of all proceeds received by the Holders in connection with such Overnight Transaction.

(ii)         Southern Margin shall, and Parent shall ensure that Southern Margin does: (i) apply 100% of proceeds of any Overnight Transaction during the First Share Disposition Window( minus (A) the amount required to be deposited with the Escrow Agent pursuant to Section 2.4(h)(i) and (B) the amount of offering expenses payable by Southern Margin in connection with such Overnight Transaction) towards repayment of the obligations of Southern Margin under the Margin Loan; (ii) to the extent that such repayment obligations are not repaid in full following the First Share Disposition Window, apply 100% of proceeds of any Overnight Transaction during the Second Share Disposition Window (minus the amount of offering expenses payable by Southern Margin in connection with such Overnight Transaction) towards repayment of the obligations of Southern Margin under the Margin Loan; and (iii) to the extent the Margin Loan is not repaid in full following the Second Share Disposition Window, apply 100% of proceeds of any Overnight Transaction during the Third Share Disposition Window (minus the amount of offering expenses payable by Southern Margin in connection with such Overnight Transaction) towards repayment of the remaining balance of the obligations of Southern Margin under the Margin Loan.

13

SECTION 2.05.        Black-out Periods. Notwithstanding any provision of this Agreement to the contrary, in the event of a Marcus Public Sale, the Holders, if requested by the managing underwriter or underwriters in such Underwritten Offering, shall not effect any public sale or distribution of any securities (except, in each case, as part of the applicable Registration pertaining to such Marcus Public Sale, if permitted), or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, that are the same as or similar to those being Registered in connection with such Marcus Public Sale, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before and ending ninety (90) days (or such period as may be required by Marcus or such managing underwriter or underwriters and as set forth in writing in the applicable underwriting agreement or lock-up agreement) after, the effective date of the Registration Statement filed in connection with such Registration, to the extent timely notified in writing by Marcus or the managing underwriter or underwriters; provided, however, such restrictions shall not apply to (a) securities acquired in open market transactions and (b) transfers to Affiliates but only if such Affiliates agree to be bound by the restrictions herein. Each Holder must execute and deliver such other customary agreements as may be reasonably requested by Marcus or the managing underwriter or underwriters that are consistent with the foregoing or that are necessary to give further effect thereto.

SECTION 2.06.         Registration Procedures.

(a)          In connection with Marcus’s Registration obligations under Sections 2.01 and 2.02, Marcus shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as soon as reasonably practicable, and in connection therewith Marcus shall:

(i)          prepare the applicable Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement or Prospectus, or any amendments or supplements thereto, (A) furnish to the underwriters, if any, and to Participating Holders, at least one copy of all documents prepared to be filed and allow such underwriters, if any, and the Participating Holders a reasonable opportunity to comment thereon, and (B) except in the case of a Registration under Section 2.02, not file any Registration Statement or Prospectus or amendments or supplements thereto to which the Holders or the underwriters, if any, shall reasonably object;

(ii)         prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement, supplements to the Prospectus and Free Writing Prospectuses as may be necessary to keep such Registration effective for the period of time required by this Agreement, and comply in all material respects with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

14

(iii)        to the extent Marcus is eligible under the relevant provisions of Rule 430B under the Securities Act, if Marcus files any Shelf Registration Statement, Marcus shall include in such Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment;

(iv)        promptly notify the Participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by Marcus (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or any amendment or supplement to such Prospectus has been filed, (B) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or such Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (D) if, at any time, Marcus reasonably believes that the representations and warranties of Marcus in any applicable underwriting agreement cease to be true and correct in all material respects, and (E) of the receipt by Marcus of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v)         promptly notify the Participating Holders and the managing underwriter or underwriters, if any, when Marcus becomes aware of the happening of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, in either case at the request of the Participating Holders, prepare and file with the SEC, and furnish to the Participating Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or Prospectus which shall correct such misstatement or omission or effect such compliance;

15

(vi)        promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters and the Holders agree should be included therein relating to the plan of distribution with respect to such Registrable Securities or the identification of the Holders; and use commercially reasonable efforts make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(vii)       furnish to each Participating Holder and each underwriter, if any, as many conformed copies as such Participating Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(viii)      deliver to each Participating Holder and each underwriter, if any, as many copies of the applicable Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Participating Holder or underwriter may reasonably request (it being understood that Marcus consents to the use of such Prospectus or any amendment or supplement thereto by such Participating Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto) and such other documents as such Participating Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Participating Holder or underwriter in a manner consistent with this Agreement;

(ix)        on or prior to the date on which the applicable Registration Statement is declared effective, use its commercially reasonable efforts to register or qualify, and reasonably cooperate with the Participating Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any Participating Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 2.01(b), provided that Marcus shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(x)         reasonably cooperate with the Participating Holders and the managing underwriter or underwriters, if any, to enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

(xi)        use its commercially reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

16

(xii)       not later than the effective date of any Registration Statement pursuant to which Shares are registered, provide the applicable transfer agent with printed certificates or book-entry notations for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(xiii)      make available upon reasonable notice at reasonable times during regular business hours and for reasonable periods for inspection by the Holders at the principal place of business of Marcus, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by the Holders or any such underwriter retained for the purposes of disposing of Registerable Securities, all pertinent financial and other records, pertinent corporate documents and properties of Marcus, and cause all of Marcus’ officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves reasonably available to discuss the business of Marcus and to supply all material information related to Marcus’ business, financial condition and operations reasonably requested by any such Person in connection with such Registration Statement as shall be reasonably necessary to enable them to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided that any such Person gaining access to information regarding Marcus pursuant to this Section 2.06(a)(xii) shall agree in writing to hold in strict confidence and shall not make any disclosure or use any information regarding Marcus that Marcus determines in good faith to be confidential, and of which determination such Person is notified, unless (A) the release of such information is required (by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process), (B) such information is or becomes publicly known other than through a breach of this Agreement or any other agreement of which such Person has knowledge, (C) such information is or becomes available to such Person on a non-confidential basis from a source other than Marcus, or (D) such information is independently developed by such Person;

(xiv)      in the case of an Underwritten Offering, obtain for delivery to Marcus and the managing underwriter or underwriters, with copies to the Holders included in such Registration or sale, a comfort letter from Marcus’s independent certified public accountants or independent auditors (and, if necessary, any other independent certified public accountants or independent auditors of any subsidiary of Marcus or any business acquired by Marcus for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(xv)       obtain for delivery to the Holders being registered and to the underwriter or underwriters, if any, an opinion or opinions from counsel for Marcus dated the most recent effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Holders or underwriters, as the case may be, and their respective counsel;

17

(xvi)      knowingly take any direct or indirect action prohibited by Regulation M under the Exchange Act; and

(xvii)     take commercially reasonable action to ensure that any Free Writing Prospectus utilized in connection with any Registration complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)          Marcus may require each Participating Holder to furnish to Marcus such information regarding the distribution of such securities and such other information relating to such Participating Holder and its ownership of Registrable Securities as Marcus may from time to time reasonably request. Each Participating Holder agrees to furnish such information to Marcus and to cooperate with Marcus as reasonably necessary to enable Marcus to comply with the provisions of this Agreement, and to keep Marcus reasonably informed as to the status of all Overnight Transactions and Registered Block Trades prior to conducting any such transactions.

(c)          Each Participating Holder agrees that, upon receipt of any notice from Marcus of the happening of any event of the kind described in Section 2.06(a)(iv), such Participating Holder will forthwith immediately discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Participating Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.06(a)(iv), or until such Participating Holder is advised in writing by Marcus that the use of the Prospectus may be resumed, and if so directed by Marcus, such Participating Holder shall deliver to Marcus all copies, other than permanent file copies then in such Participating Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event Marcus shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 2.06(a)(iv) or is advised in writing by Marcus that the use of the Prospectus may be resumed.

(d)          Each Participating Holder shall, as promptly as reasonably practicable, notify Marcus, at any time when a Prospectus is required to be delivered (or deemed delivered) under the Securities Act, of the occurrence of an event, of which such Participating Holder has knowledge, relating to such Participating Holder or its sale of Registrable Securities thereunder requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered (or deemed delivered) to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

18

SECTION 2.07.         Underwritten Offerings.

(a)          Shelf Registration. If requested by the underwriters for any Underwritten Offering, Marcus shall enter into an underwriting agreement with such underwriters for such Underwritten Offering, such agreement to be reasonably satisfactory in substance and form to the Holders participating in such Underwriting Offering, Marcus and the underwriters, and to contain such representations and warranties by Marcus and such other terms as are generally prevailing in agreements of that type. The Participating Holders shall cooperate with Marcus in the negotiation of such underwriting agreement and shall consider the reasonable suggestions of Marcus regarding the form thereof. Such Participating Holder shall be parties to such underwriting agreement, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, Marcus to and for the benefit of such Holders as are customarily made by issuers to selling shareholders in secondary underwritten public offerings, and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Participating Holder.

(b)          Piggyback Registrations. If Marcus proposes to register any of its securities under the Securities Act as contemplated by Section 2.02 and such securities are to be distributed in an Underwritten Offering through one or more underwriters, if requested by any Participating Holder pursuant to Section 2.02 and Marcus shall, subject to the provisions of Section 2.02(b), use its commercially reasonable efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration all the Registrable Securities to be offered and sold by such Participating Holder among the securities of Marcus to be distributed by such underwriters in such Registration. The Participating Holders shall be parties to the underwriting agreement between Marcus and such underwriters, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, Marcus to and for the benefit of such Participating Holder as are customarily made by issuers to selling shareholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Participating Holder.

(c)          Participation in Underwritten Registrations. Subject to provisions of Sections 2.07(a) and 2.07(b), no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, lock-up agreements, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Each Holder covenants and agrees to cooperate with all reasonable requests made by Marcus and any underwriter in connection with any Underwritten Offerings and agrees to execute and deliver any of the foregoing documents to which it is a party in a timely manner.

19

SECTION 2.08.         Registration Expenses.

(a)          All customary expenses incurred by Marcus and incident to Marcus’ performance of or compliance with its obligations under this Agreement in connection with the registration and disposition of Registrable Securities shall be paid by Marcus, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for Marcus and of all independent certified public accountants of Marcus (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if Marcus so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all applicable rating agency fees with respect to the Registrable Securities, (viii) all fees and expenses of any special experts or other Persons retained by Marcus in connection with any Registration, and (ix) any reimbursable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, including all out-of-pocket expenses related to the “road-show” for any Underwritten Offering, including all travel, meals and lodging, provided, however, that all fees and disbursements of counsel to the underwriters shall be paid exclusively by the Participating Holders in any Underwritten Offering other than in the case of a Piggyback Registration or an Underwritten Offering in which Marcus sells Registerable Securities, and in such a case, then the fees and disbursements of counsel to the underwriters shall be paid by both Marcus and the Holders pro rata in accordance with the number of Registrable Securities sold by Marcus, on the one hand, and the Participating Holders, on the other hand, in such Underwritten Offering. All such expenses are referred to herein as “Registration Expenses.”

(b)          Notwithstanding any provision of this Agreement to the contrary the Holders shall pay any and all transfer taxes that may arise as a result of the sale of Shares by any Holder to any other Person.

20

SECTION 2.09.         Indemnification.

(a)          Indemnification by Marcus. In the event of any Registration under the Securities Act by any Registration Statement pursuant to rights granted in this Agreement of Registerable Securities, or of any offer made pursuant thereto, Marcus agrees to indemnify and hold harmless, each Participating Holder, each of their respective Affiliates, officers, directors, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) insofar as such Losses arose out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which Shares were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto, any Free Writing Prospectus or any documents incorporated by reference therein), (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading or (iii) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto; provided, that Marcus shall not be liable to any particular indemnified party (A) to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or other document in reliance upon and in conformity with information furnished in writing to Marcus by such indemnified party or any of their respective officers, directors, managers, employees, limited partners, general partners, equity holders, investment managers, management companies and Affiliates of each such indemnified party for use in the preparation thereof, or (B) to the extent that any such Loss arises out of or is based upon an untrue statement or omission in a preliminary Prospectus relating to such Shares, if a Prospectus (as then amended or supplemented) that would have cured the defect was furnished to the indemnified party from whom the Person asserting the claim giving rise to such Loss purchased Shares at least five (5) days prior to the written confirmation of the sale of the Shares to such Person and a copy of such Prospectus (as amended and supplemented) was not sent or given by or on behalf of such indemnified party to such Person at or prior to the written confirmation of the sale of the Shares to such Person.

(b)          Indemnification by the Participating Holders. Each Participating Holder agrees to indemnify and hold harmless, on a joint and several basis, Marcus, its directors and officers and each Person who controls Marcus (within the meaning of the Securities Act or the Exchange Act) from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Shares were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such Participating Holder to Marcus specifically for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Shares to the Person asserting the claim. In no event shall the liability of such Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Participating Holder under the sale of Shares giving rise to such indemnification obligation.

21

(c)          Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (C) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person, but shall always be permitted to participate in such defense). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation without the prior written consent of such indemnified party (such consent to not be unreasonably withheld or delayed). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 2.09(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

22

(d)          Contribution. If for any reason the indemnification provided for in Section 2.09(a) and (b) is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by Marcus, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 2.09(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.09(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Sections 2.09(a) and 2.09(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.09(d), in connection with any Registration Statement filed by Marcus, a Participating Holder shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such contribution obligation less any amounts paid by such Holder pursuant to Section 2.09(b). If indemnification is available under this Section 2.09, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 2.09(a) and 2.09(b) without regard to the provisions of this Section 2.09(d). The remedies provided for in this Section 2.09 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

SECTION 2.10.        Rule 144. Marcus covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if Marcus is not required to file such reports, it will, upon the reasonable request of the Holders, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as the Holders may reasonably request, all to the extent required from time to time to enable the Holders to sell, subject to the restrictions on sale set forth in this Agreement, Registrable Securities following the Shelf Period without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of a Holder, Marcus will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

ARTICLE III

LOCKUP AND RESTRICTIONS

SECTION 3.01.         Restrictions on Transfer.

(a)          Except as set forth in Sections 2.02, 2.03 and 2.04 of this Agreement, each Holder agrees that, without the prior written consent of Marcus in each instance, such Holder will not directly or indirectly Transfer all or any part of the Shares or any right or economic interest pertaining thereto, including the right to vote or consent on any matter or to receive or have any economic interest in distributions or advances from Marcus pursuant thereto (the foregoing restrictions are hereinafter referred to as the “Lock-up Restrictions”).

23

(b)          Subject to the additional restrictions set forth in Section 4.02, the Lock-Up Restrictions shall not apply to (i) Common Stock, and any securities then convertible into or exchangeable for Common Stock, acquired in open market transactions, (ii) entering into a customary voting or support agreement (with or without granting a proxy) in connection with any merger, consolidation or other business combination of Marcus, whether effectuated through one transaction or series of related transactions (including a tender offer followed by a merger in which holders of Common Stock receive the same consideration per share paid in the tender offer) (a “Business Combination”), (iii) any Transfer pursuant to any Business Combination, or (iv) any Permitted Hedging Transactions.

(c)          Notwithstanding any other provision of this Agreement to the contrary, under no circumstances shall any Holder, without the prior written consent of Marcus, directly or indirectly Transfer all or any part of its Shares or any right or economic interest pertaining thereto, including the right to vote or consent on any matter or to receive or have any economic interest in distributions or advances from Marcus pursuant thereto, to any Person or group of Persons who is or would be, as a result of the proposed Transfer, a series of transactions involving Common Stock (including the proposed Transfer) or otherwise, required under Section 13(d) of the Exchange Act to file a Schedule 13D with the SEC with respect to Marcus upon such Person or group of Persons acquiring an ownership stake (whether direct or beneficial) in Marcus that equals or exceeds 5% the then-outstanding shares of Common Stock.

ARTICLE IV

STANDSTILL

SECTION 4.01.         Standstill.

(a)          From the date of this Agreement and continuing until such time as the Holders do not own any Shares (the “Standstill Period”), except as pre-approved in writing by the Board of Directors or as set forth in the Margin Loan Issuer Agreement, each Holder and its respective Affiliates will not, in any manner, directly or indirectly:

(i)          make, effect, initiate, cause or participate in (A) any acquisition of any assets, equity securities or debt securities of Marcus or its subsidiaries, including through the acquisition of Beneficial Ownership of Common Stock, other than in connection with a Permitted Hedging Transaction, (B) any tender offer, exchange offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving Marcus or its subsidiaries or (C) any “solicitation” of “proxies” (as those terms are used in the proxy rules of the SEC promulgated pursuant to Section 14 of the Exchange Act) or consents with respect to any securities of Marcus;

(ii)         form, join or participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act, and the rules promulgated thereunder) other than a group involving Holders and Parent, pooling agreement, syndicate or voting trust with respect to the Beneficial Ownership of any securities of Marcus, or otherwise act in concert with another shareholder of Marcus for the purpose of acquiring, holding, voting or disposing of securities of Marcus;

24

(iii)        act, alone or in concert with others, to seek to control the management, the Board of Directors or policies of Marcus or seek to offer to Marcus or any of its shareholders any business combination resulting in control or a change in management of Marcus;

(iv)         seek to remove or support anyone else in seeking to remove, without cause, any member of the Board of Directors, or encourage any other Person to do so;

(v)         seek to call, or to request the call of, or call a special meeting of the shareholders of Marcus;

(vi)        acquire any securities of Marcus, directly or indirectly, that would result in the Holders and Parent holding more than the lesser of (A) 2,450,000 shares of Common Stock of Marcus, or (B) 9.9% of the number of issued and outstanding shares of stock of Marcus;

(vii)       agree or offer to take, or encourage or propose (publicly or otherwise) the taking of, assist, induce or encourage any other Person to take, or enter into discussions with any third party with respect to the taking of, any action referred to in clauses “(i)”, “(ii)”, “(iii)”, “(iv)” “(v)” or “(iv)” of this Section 4.01(a);

(viii)      initiate or propose any shareholder nomination or proposal (including through the use of any “proxy access” procedure) or induce or attempt to induce any other individual, firm, corporation, partnership, or other entity to initiate any shareholder nomination or proposal; or

(ix)         other than in connection with enforcement of each Company’s rights under this Agreement, the Purchase Agreement and the other agreements contemplated thereby, otherwise act, alone or in concert with others, to encourage, facilitate, incite, or seek to cause others to instigate legal proceedings against Marcus, or any of its subsidiaries or their respective officers, directors, or employees.

(b)          During the Standstill Period, Holders and Parent shall:

(i)          vote (or cause to be voted) all Shares in favor of the director nominees nominated by the Board of Directors for election to the Board of Directors; and

(ii)         vote all Shares in accordance with the recommendation of the Board of Directors on all other proposals not involving the election of directors of Marcus at any meeting of the shareholders of Marcus.

(c)          During the Standstill Period, Holders and Parent shall not directly or indirectly make or issue or cause to be made or issued any disclosure, announcement, or statement (including without limitation the filing of any document or report with the SEC or any other governmental agency unless required by law or any disclosure to any journalist, member of the media, or securities analyst) concerning the other party or, with respect to Marcus, any of its past, present or future directors, director nominees, officers, members, employees, advisors or other affiliates, which disparages such other party or any of such other party’s respective past, present, or future directors, director nominees, officers, members, employees, advisors or other affiliates.

25

(d)          During the Standstill Period, Holders and Parent, whether directly or indirectly through any third-party intermediaries (other than the lender or any transferee of the lender under the Margin Loan Issuer Agreement), shall not, publicly or privately, request that Marcus or the Board of Directors waive, terminate, or amend the provisions of this Section 4.01.

(e)          All of the Shares are subject to this Section 4.01. Any transferee of any of the Shares shall acknowledge and agree to be bound by the terms of this Section 4.01, except where such transferee acquires ownership of the Shares through a public offering that is made in compliance with this Agreement pursuant to a Registration Statement.

(f)           For the purposes of this Section 4.01, a Person shall be deemed the “Beneficial Owner” of and shall be deemed to “Beneficially Own” any Common Stock:

(i)          which such Person or any of such Person’s Affiliates beneficially owns, directly or indirectly;

(ii)         which such Person or any of such Person’s Affiliates, directly or indirectly, has (A) the right or the obligation to acquire (whether such right is exercisable, or such obligation is required to be performed, immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral and other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; or (B) the right to vote pursuant to any agreement, arrangement or understanding (written or oral);

(iii)        which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates has any agreement, arrangement or understanding (written or oral and other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting or disposing of any Common Stock of Marcus; or

(iv)         which are beneficially owned, directly or indirectly, by a counterparty (or any of such counterparty’s Affiliates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such Person or any of such Person’s Affiliates is a Receiving Party; provided, however, that the number of Common Stock that a Person is deemed to Beneficially Own pursuant to this clause (iv) in connection with a particular Derivatives Contract shall not exceed the number of Notional Common Stock with respect to such Derivatives Contract; provided, further, that the number of Common Stock beneficially owned by each counterparty (including its Affiliates) under a Derivatives Contract shall for purposes of this clause (iv) be deemed to include all Common Stock that are beneficially owned, directly or indirectly, by any other counterparty (or any of such other counterparty’s Affiliates) under any Derivatives Contract to which such first counterparty (or any of such first counterparty’s Affiliates) is a Receiving Party, with this proviso being applied to successive counterparties as appropriate.

26

(g)          For the purposes of this Section 4.01 “Derivatives Contract” means a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party that correspond substantially to the ownership by the Receiving Party of a number of shares of Common Stock specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Common Stock”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, Common Stock or other property, without regard to any short position under the same or any other similar contract.

ARTICLE V

MISCELLANEOUS

SECTION 5.01.         Term. This Agreement shall terminate upon the later of the expiration of the Shelf Period and such time as there are no Registrable Securities, except for (a) the provisions of Sections 2.07 and 2.08 and all of this Article V, which shall survive any such termination, (b) the provisions of Article III, which shall terminate when each Holder and its Affiliates cease to hold any Shares, and (c) Section 4.01, which shall survive until the expiration of the Standstill Period.

SECTION 5.02.         Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damage that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

SECTION 5.03.         Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

SECTION 5.04.         Amendment; Waivers. No amendment or waiver of any term, provision or condition of this Agreement will be effective, unless in writing and executed by the Holders of a majority of the outstanding Registrable Securities of such Holders. No amendment, modification, supplement, discharge, or waiver hereof or hereunder shall require the consent of any person not a party to this Agreement. No waiver of any provision hereof shall be deemed a waiver of any other provision nor shall any such waiver by any party be deemed a continuing waiver of any matter. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

27

SECTION 5.05.         Disclosure of Agreement. The parties may disclose the Agreement through the Marcus’ filing with the SEC of current report(s) on Form 8-K attaching the Agreement or describing the transactions contemplated by the Purchase Agreement. Except as required by applicable SEC rules and regulations or New York Stock Exchange rules applicable to Marcus, or any factually correct summary of the terms of the Agreement included in the aforementioned filing(s) or any press releases by Marcus regarding the entering into and/or terms of the Agreement or the Purchase Agreement, the parties agree that during the Standstill Period there will be no other public comments by the parties regarding the Agreement.

SECTION 5.06.         Notices. Unless otherwise specified herein, all notices and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, sent to the Person at the address given for such Person below or such other address as such Person may specify by notice to Marcus:

If to Marcus:

The Marcus Corporation

100 East Wisconsin Avenue, Suite 1900

Attention:	Thomas F. Kissinger
E-mail:	tomkissinger@marcuscorp.com

With a copy (not constituting notice) to:

Foley & Lardner LLP

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Attention:	Steven R. Barth
Spencer T. Moats
Facsimile:	(414) 297-4900
Email:	sbarth@foley.com
smoats@foley.com

If to Southern Margin:

c/o Veronis Suhler Stevenson

390 Park Avenue, 13th Floor

New York, NY 10022

Attention:	Trent Hickman
E-mail:	hickmant@vss.com

28

With a copy (not constituting notice) to:

VSS-Southern Holdings LLC

935 Gravier St., Suite 1200

New Orleans, LA 70112

With a copy (not constituting notice) to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attention:	Joshua Leuchtenburg
Carl Marcellino
E-mail:	joshua.leuchtenburg@ropesgray.com
carl.marcellino@ropesgray.com

If to any other Holder who becomes party to this Agreement after the date hereof, to the address on the counterpart signature page to this Agreement executed by such Holder.

SECTION 5.07.         Successors, Assigns and Transferees. Except as provided in Section 4.01(e), each party may assign all or a portion of its rights hereunder to any Person to which such party transfers its ownership of all or any of its Registrable Securities. Such Persons (other than Affiliates of any such Persons) shall execute a counterpart to this Agreement and become a party hereto and such Person’s Registrable Securities shall be subject to the terms of this Agreement. Marcus may assign this Agreement at any time in connection with a sale or acquisition of Marcus, whether by merger, consolidation sale of all or substantially all of Marcus’ assets, or similar transaction, without the consent of the Holders; provided, that the successor or acquiring Person agrees in writing to assume all of Marcus’ rights and obligations under this Agreement.

SECTION 5.08.         Third Parties. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any Person not a party hereto (other than each other Person entitled to indemnity or contribution under Section 2.09) any right, remedy or claim under or by virtue of this Agreement.

SECTION 5.09.         Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED EXCLUSIVELY IN THE COURTS OF THE STATE OF DELAWARE OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR) THE COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

29

SECTION 5.10.         WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

SECTION 5.11.         Entire Agreement. This Agreement, the Purchase Agreement, and the Ancillary Agreements contain the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

SECTION 5.12.         Severability. If any provision of this Agreement becomes or is deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision will be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision will be stricken and the remainder of this Agreement will continue in full force and effect. Should there ever occur any conflict between any provision contained in this Agreement and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter will prevail, but the provision of this Agreement affected thereby may be curtailed and limited only to the extent necessary to bring it into compliance with the law. All the other terms and provisions of this Agreement will continue in full force and effect without impairment or limitation

SECTION 5.13.         Counterparts. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which together will constitute one and the same agreement.

SECTION 5.14.         Binding Effect. Except as otherwise provided in this Agreement to the contrary, this Agreement shall be binding upon and inure to the benefit of each of the parties hereto, their distributees, heirs, legal representatives, executors, administrators, successors and permitted assigns.

SECTION 5.15.         Headings. The heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

30

SECTION 5.16.         Escrow Shares. On the date of this Agreement, Marcus is delivering the Escrow Shares in non-certificated book-entry form to the Escrow Agent to be held in the Common Stock Escrow Account pursuant to the terms and conditions of the Purchase Agreement and the Escrow Agreement. The Escrow Shares shall be disbursed to Parent at such times and in such amounts as are set forth in the Purchase Agreement and the Escrow Agreement to compensate Parent and its Affiliates for any Landlord Consent Losses incurred by Parent and its Affiliates following the Closing. Any Escrow Shares that have not been disbursed to Parent following the satisfaction of all Pending Indemnification Claims for Landlord Consent Losses shall be disbursed to Southern Margin pursuant to the terms and conditions of the Purchase Agreement and the Escrow Agreement. Upon disbursement of any Escrow Shares to Southern Margin, or any Affiliate or designee of Southern Margin, such Escrow Shares shall be considered Shares for purposes of this Agreement and shall be subject to all of the limitations, restrictions, terms and conditions of this Agreement applicable to Shares. Any Escrow Shares that are disbursed to Parent, or any Affiliate or designee of Parent, shall not be considered Shares for purposes of this Agreement and shall not be subject to any of the limitations, restrictions, terms and conditions of this Agreement applicable to Shares, other than such limitations, restrictions, terms and conditions that are imposed by applicable Law. This Section 5.16 shall not be construed to amend or modify any provision of the Purchase Agreement or the Escrow Agreement. In the event of any inconsistency between the provisions of this Section 5.16 and any of the provisions of the Purchase Agreement or Escrow Agreement, the provisions of the Purchase Agreement or the Escrow Agreement, as applicable, shall control.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

[SIGNATURE PAGES TO FOLLOW]

31

THE MARCUS CORPORATION

By:	/s/ Thomas F. Kissinger
Name:	Thomas F. Kissinger
Title:	Senior Executive Vice President, General Counsel and Secretary

SOUTHERN MARGIN LOAN SPV LLC

By:	/s/ James W. Wood
Name:	James W. Wood
Title:	Vice President, Treasurer and Secretary

[Signature Page to Shareholders’ Agreement]